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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) DECEMBER 29, 1998 (DECEMBER 23, 1998)



                             UNITED DIAGNOSTIC, INC.


               (Exact Name of Registrant as Specified in Charter)

       DELAWARE                           0-11772           25-1411971

     (State or Other Jurisdiction         (Commission       (I.R.S. Employer
       of Incorporation)                  File Number)      Identification No.)
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476 MAIN STREET - SUITE 3-DFL, WAKEFIELD, RHODE ISLAND  02879

(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code (401) 789-9995





                              NU-TECH BIO-MED, INC.

          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         Pursuant to prior stockholder authorization, the Company filed a Certificate of Amendment to its Certificate of Incorporation, (i) effecting a 1-for-70 reverse stock split of its issued and outstanding Common Stock, par value $.01 per share ("Common Stock"), resulting in each 70 issued and outstanding shares of the Common Stock being changed into one share, and (ii) changing the name of the Company to "United Diagnostic, Inc." The new symbol for the Common Stock is UNDI. The new CUSIP number for the Common Stock is 910192103. The effective date of each amendment is December 23, 1998. The stockholders will be required to surrender existing certificates for new certificates representing post-split shares of Common Stock and the new Company name. Existing outstanding shares will only represent and entitle the holder to post-split shares (and cash in lieu of any fractional shares). Stockholders of record on the effective date of the amendments will be notified shortly of the procedure for exchange of existing certificates.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         UNITED DIAGNOSTIC, INC.


                                         By: /s/ J. Marvin Feigenbaum
                                             ----------------------------------
                                             Name:  J. Marvin Feigenbaum
                                             Title: Chairman of the Board,
                                                    President, Chief Executive
                                                    and Chief Financial Officer

Date:  December 29, 1998